SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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     (as permitted by Rule 14c-5(d)(2))

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                           BCS INVESTMENT CORPORATION
                (Name of Registrant As Specified in Its Charter)

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
                           BCS INVESTMENT CORPORATION
                     14500 North Northsight Blvd., Suite 213
                            Scottsdale, Arizona 85260



                              INFORMATION STATEMENT



            CORPORATE ACTION TO BE TAKEN EFFECTIVE DECEMBER 11, 2000



                                  INTRODUCTION

This Information Statement will be first sent or given to shareholders on or about November 20, 2000, in connection with corporate action to be taken at a special meeting of the shareholders on December 11, 2000. At the special meeting, BCS Investment Corporation (the "Company") will (1) adopt Articles of Amendment to its Articles of Incorporation ("Articles of Amendment") to change its name to "Crossnet Communications, Inc.", and (2) approve a 1-for-10 reverse split of the outstanding shares of Common Stock.

**WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.**



                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF



VOTING SECURITIES

Shareholders of the Company will adopt the Articles of Amendment and approve the reverse split by means of a special meeting to be held on December 11, 2000, at 14500 North Northsight Blvd., Suite 213, Scottsdale, Arizona 85260. On that date, 100,000,000 shares of Common Stock will be issued and outstanding.



VOTING RIGHTS AND REQUIREMENTS

Consent from the holders of one-third (1/3) of the shares outstanding will be required to adopt the Articles of Amendment and implement the reverse split.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information, as of November 7, 2000, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock and by directors and officers of the Company, both individually and as a group:

BENEFICIAL OWNERS                                 RELATIONSHIP TO               SHARES OWNED            PERCENT OF
                                                      COMPANY               BENEFICIALLY AND OF          CLASS (1)<F1>
                                                                                   RECORD
-------------------------------------------------------------------------------------------------------------------

Mark Moldenhauer
BCS Investment Corporation                      Director, President              82,005,507               82.00%
14500 North Northsight Blvd.,                       & Secretary
Suite 213
Scottsdale, Arizona  85290
-------------------------------------------------------------------------------------------------------------------
Jules Lee Wurzel (2)<F2>
BCS Investment Corporation                          Director &                      966,172                0.97%
14500 North Northsight Blvd.,                        Treasurer
Suite 213
Scottsdale, Arizona  85290
-------------------------------------------------------------------------------------------------------------------
Officers and Directors as a group                                                82,971,679               83.00%
(2 persons)
-------------------------------------------------------------------------------------------------------------------

<F1>
(1)      Based on 100,000,000 shares outstanding.
<F2>
(2)      Includes 5,000 shares owned by Dorothy Wurzel.



CHANGES IN CONTROL

No arrangements are known to the Company, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.



ARTICLES OF AMENDMENT

On September 25, 2000, the Company entered into a Share Exchange Agreement ("Agreement") with the shareholders of AutoVenu, Inc., a Delaware corporation, and consummated the acquisition by exchanging 303.7241 shares of Company's Common Stock and 6.393 shares of the Company's to be created Series A Preferred Stock for each issued and outstanding share of common stock of AutoVenu, Inc. AutoVenu, Inc. is a private software development company based in Scottsdale, Arizona, and intends to develop and market a suite of proprietary software applications targeted at specific business-to-business e-commerce industries. As the parent of AutoVenu, Inc., the Company will continue the development and business of AutoVenu, Inc. In accordance with the terms of the Agreement, the Company will amend its Articles of Incorporation to change its name to "Crossnet Communications, Inc."


BCS Investment Corporation Information Statement - Page 2

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REVERSE STOCK SPLIT

Under the Company's Articles of Incorporation, the Company is authorized to issue up to 100,000,000 shares of Common Stock. As of November 6, 2000, the Company had a total of 100,000,000 shares issued and outstanding. On November 6, 2000, the directors of the Company authorized a 1-for-10 reverse split of the outstanding shares of Common Stock, to be effective December 11, 2000, and recommended the transaction for approval by the shareholders. The directors believe the reverse split will enhance and promote the value of the Company's Common Stock.

BCS Investment Corporation Information Statement - Page 3